Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated December 17, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

Registration Statement No. 333-91121

Registration Statement No. 333-35016

Registration Statement No. 333-38080

Registration Statement No. 333-38194

Registration Statement No. 333-47024

Registration Statement No. 333-88864

Registration Statement No. 333-116400

/s/ PricewaterhouseCoopers LLP

San Jose, California

December 17, 2004